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                                                                       Exhibit 5

                   [LETTERHEAD OF DORSEY & WHITNEY P.L.L.P.]

Dotronix, Inc.
160 First Street, S.E.
New Brighton, Minnesota  55112

     Re:  Registration Statement on Form S-8 and Form S-3

Ladies and Gentlemen:

          We have acted as counsel to Dotronix, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-8 and Form S-3 relating to the sale by the Company from time to time of up to 600,000 shares of Common Stock, $.05 par value, of the Company (the "Shares"), initially issuable as stock grants or upon the exercise of stock options granted pursuant to the Company's 1989 Stock Option and Restricted Stock Plan, as amended and its 1991 Nonemployee Director Stock Option and Stock Grant Plan, as amended (collectively, the "Plans").

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinion set forth below.

          In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

          Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

          Our opinion expressed above is limited to the laws of the State of Minnesota.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.



Dated:  December 12, 1995

                                      Very truly yours,


                                      /s/  DORSEY & WHITNEY P.L.L.P.